EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of BabyUniverse, Inc. and its subsidiaries (collectively, the “Company”) of our report dated March 3, 2006 relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
December 27, 2006